Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-46055, 33-38869, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-131393, 333-135816, 333-135962 and 333-137093) of Vector Group Ltd. of our report dated March 16, 2006, except as to the effects of the adoption of EITF Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with a Beneficial Conversion Feature,” as discussed in Note 1 (u), and except for the restatement discussed in Notes 2 and 23 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 22, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
November 22, 2006